Exhibit 1

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of February 9, 2026, is entered into by and among Transocean Ltd., a Swiss corporation (“Transocean”), and the undersigned shareholders (the “Valaris Shareholders”) of Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Valaris”). Capitalized terms used but not defined herein shall have the meanings given to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, concurrently with this Agreement, Valaris and Transocean have entered into a Business Combination Agreement as of the date hereof (as may be amended from time to time, the “Business Combination Agreement”), which provides for, among other things, the acquisition by Transocean of all of the issued and outstanding Valaris Shares in exchange for shares of Transocean with a par value of $0.10 per share (or such other par value as in effect from time to time) (the “Transocean Shares”);

WHEREAS, each Valaris Shareholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially own” is used) of the number of Valaris Shares set forth under the heading “Owned Shares” on such Valaris Shareholder’s signature page to this Agreement (the “Owned Shares”);

WHEREAS, the Owned Shares (as defined) and any additional Valaris Shares or other voting securities of Valaris acquired by each Valaris Shareholder after the date hereof and prior to the Termination Date (as defined herein) and pursuant to which such Valaris Shareholder has or may have (provided the Valaris Shares have been duly registered in Valaris’s share register, including through Cede & Co as nominee, enabling such Valaris Shareholder to vote as a beneficial owner) the right to vote such Valaris Shares or other voting securities, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Valaris Shares, upon exercise or conversion of any securities or warrants, or upon the vesting of equity awards are referred to in this Agreement as the “Covered Shares”, in each case, solely to the extent beneficially owned by such Valaris Shareholder at the relevant time;

WHEREAS, as a condition and inducement to Transocean’s willingness to enter into the Business Combination Agreement and to proceed with the transactions contemplated thereby, including the Business Combination, Transocean and the Valaris Shareholders are entering into this Agreement; and

WHEREAS, each Valaris Shareholder acknowledges that Transocean is entering into the Business Combination Agreement in reliance on the representations, warranties, covenants and other agreements of such Valaris Shareholder set forth in this Agreement, and would not enter into the Business Combination Agreement if such Valaris Shareholder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Transocean and each Valaris Shareholder hereby agree as follows:

Section 1.          Agreement to Vote. From and after the date hereof until the termination of this Agreement in accordance with Section 3, at any meeting of the shareholders of Valaris (however called), and at every postponement, adjournment or reconvening thereof, each Valaris Shareholder shall procure that, in each case as of the record date for the relevant general meeting of shareholders of Valaris, (y) such Valaris Shareholder shall cause its Covered Shares to be counted as present or represented thereat for purposes of calculating a quorum and (z) such Valaris Shareholder’s Covered Shares shall be voted at such meeting (or adjournment, postponement or reconvening thereof) by granting and delivering a valid proxy or other instructions necessary to vote such Covered Shares at such meeting (or adjournment, postponement or reconvening thereof), no later than the date indicated in the notice of meeting or proxy materials of such meeting (or adjournment, postponement or reconvening thereof) as being the date until which proxy or other instructions may be validly given for the meeting, as follows:

(a)               in favor of the Valaris Transaction Resolution and in favor of any other matter necessary to the consummation of the transactions contemplated by the Business Combination Agreement;

(b)               in favor of any proposal to postpone, adjourn or reconvene such meeting to or on a later date (A) to solicit additional proxies if Valaris will not receive sufficient proxies for the purpose of obtaining the Valaris Required Approval, whether or not a quorum is present, (B) if Valaris will not have enough Valaris Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Valaris Meeting or (C) if such postponement, adjournment or reconvening is required by Applicable Law or a Governmental Authority;

(c)               against any Acquisition Proposal with respect to Valaris, or any other transaction, proposal, agreement or action made in opposition to adoption or approval of the Valaris Transaction Resolution;

(d)               against any action or agreement with respect to Valaris that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of Valaris in the Business Combination Agreement, or of such Valaris Shareholder in this Agreement; and

(e)               against any other action, agreement, transaction or proposal involving Valaris or any of its Subsidiaries that would reasonably be expected to prevent, materially interfere with, materially delay or materially impair the timely consummation of the Business Combination or the fulfillment of any of the conditions set forth in Article 6 (Conditions Precedent) of the Business Combination Agreement.

Each Valaris Shareholder shall not revoke or modify the instructions granted pursuant to the immediately preceding sentence prior to the Termination Date, except, in each case, as may be necessary to comply with the voting obligations set forth in this Section 1. Notwithstanding anything to the contrary in this Agreement, if at any time prior to the Termination Date a Governmental Authority of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting any Valaris Shareholder from taking any action pursuant to this Section 1, then the obligations of such Valaris Shareholder set forth in this Section 1 shall be of no force and effect for so long as such order is in effect and solely to the extent such order restrains, enjoins or otherwise prohibits such Valaris Shareholder from taking any such action.

Notwithstanding anything in this Agreement to the contrary, each Valaris Shareholder shall remain free to vote its Covered Shares with respect to any matter not covered by this Section 1 in any manner that such Valaris Shareholder deems appropriate. For the avoidance of doubt, nothing in this Agreement shall require any Valaris Shareholder to vote (or cause to be voted) any of the Covered Shares in any manner with respect to an amendment, modification or supplement to the Business Combination Agreement that could result in the termination of this Agreement pursuant to Section 3(d).

Section 2.          Inconsistent Agreements. Except as contemplated by this Agreement, each Valaris Shareholder hereby represents, covenants and agrees that such Valaris Shareholder has not, nor has any entity with voting authority over the Covered Shares, (a) entered into, or shall enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to its Covered Shares or (b) granted, nor shall grant at any time prior to the Termination Date, a proxy or power of attorney with respect to its Covered Shares, which has not subsequently been revoked or which is inconsistent with the obligations of such Valaris Shareholder pursuant to this Agreement.

Section 3.          Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Business Combination Agreement in accordance with its terms, (c) the time at which an Adverse Recommendation Change is effected by the Valaris Board or any committee thereof in accordance with the terms of the Business Combination Agreement, (d) the time at which the Business Combination Agreement is amended, modified or supplemented in a manner that (A) decreases the consideration payable to any Valaris Shareholder or any other Valaris shareholder pursuant to the terms of the Business Combination Agreement, (B) changes the form of consideration to be received by any Valaris Shareholder or any other Valaris shareholder or (C) otherwise adversely affects the interests of any Valaris Shareholder or any other Valaris shareholder or does not impact or otherwise affect the Valaris shareholders in the same manner. or (e) written notice of termination of this Agreement by Transocean to the Valaris Shareholders (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 7, and 9 through 23 shall survive the termination of this Agreement; provided, further that no such termination will relieve any party hereto from any liability for any willful and material breach of this Agreement occurring prior to such termination.

Section 4.          Representations and Warranties of the Valaris Shareholders. Each Valaris Shareholder hereby represents and warrants, solely with respect to such Valaris Shareholder, to Transocean as follows:

(a)               Such Valaris Shareholder is the beneficial owner of the Owned Shares and has good and valid title to the Owned Shares free and clear of Encumbrances other than as created by this Agreement or restrictions on transfer of general applicability arising under applicable securities Laws. Such Valaris Shareholder or its Affiliates has the only voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares, such Valaris Shareholder does not own beneficially or of record any (i) shares of capital stock or voting securities of Valaris, (ii) securities of Valaris convertible into or exchangeable for shares of capital stock or voting securities of Valaris or (iii) options or other rights to acquire from Valaris any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Valaris.

(b)               Such Valaris Shareholder that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Such Valaris Shareholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and to perform its, his or her obligations hereunder. The execution, delivery and performance of this Agreement by such Valaris Shareholder that is an entity, the performance by such Valaris Shareholder of its obligations hereunder and the consummation by such Valaris Shareholder of the transactions contemplated hereby have been duly and validly authorized by such Valaris Shareholder and no other actions or proceedings on the part of such Valaris Shareholder are necessary to authorize the execution and delivery by such Valaris Shareholder of this Agreement, the performance by such Valaris Shareholder of its obligations hereunder or the consummation by such Valaris Shareholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Valaris Shareholder and, assuming due authorization, execution and delivery by Transocean, constitutes a legal, valid and binding obligation of such Valaris Shareholder, enforceable against it, him or her in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Applicable Laws of general application relating to or affecting rights of creditors and equitable remedies, including specific performance, are discretionary and may not be ordered.

(c)               Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Valaris Shareholder for the execution, delivery and performance of this Agreement by such Valaris Shareholder or the consummation by such Valaris Shareholder of the transactions contemplated hereby, other than as contemplated by the Business Combination Agreement, and (ii) neither the execution, delivery or performance of this Agreement by such Valaris Shareholder, nor the consummation by such Valaris Shareholder of the transactions contemplated hereby, nor compliance by such Valaris Shareholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of the Valaris Shareholder (if the Valaris Shareholder is an entity), (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance (other than a Permitted Encumbrance) on any property or asset of such Valaris Shareholder pursuant to, any Contract to which such Valaris Shareholder is a party or by which such Valaris Shareholder or any properties or assets of such Valaris Shareholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Valaris Shareholder or any of such Valaris Shareholder’s properties or assets, except, in the case of each of sub-clause (i) and (ii), as would not restrict, prohibit or materially impair the performance by such Valaris Shareholder of its obligations under this Agreement.

(d)               As of the date hereof, there are no Proceedings pending or, to the knowledge of such Valaris Shareholder, threatened against such Valaris Shareholder or any of its or his affiliates (such term as used herein, having the same meaning set forth in the Business Combination Agreement) that would materially impair the ability of such Valaris Shareholder to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement in a timely manner.

Section 5.          Representations and Warranties of Transocean. Transocean hereby represents and warrants to the Valaris Shareholder as follows:

(a)               Transocean is an Swiss corporation, incorporated, validly existing and in good standing under the Applicable Swiss Laws. Transocean has all requisite power, authority and legal capacity to execute and deliver this Agreement. The execution and delivery of this Agreement by Transocean has been duly and validly authorized by Transocean and no other actions or proceedings on the part of Transocean are necessary to authorize the execution and delivery by Transocean of this Agreement. This Agreement has been duly and validly executed and delivered by Transocean and, assuming due authorization, execution and delivery by the Valaris Shareholders, constitutes a legal, valid and binding obligation of Transocean, enforceable against Transocean in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Applicable Laws of general application relating to or affecting rights of creditors and equitable remedies, including specific performance, are discretionary and may not be ordered.

(b)               Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Transocean for the execution and delivery of this Agreement by Transocean, and (ii) the execution and delivery of this Agreement by Transocean shall not (A) conflict with or violate, any provision of the Transocean Constitutional Documents, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Transocean pursuant to, any Contract to which Transocean is a party or by which Transocean or any properties or assets of Transocean is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Transocean or any of Transocean’s properties or assets, except, in the case of each of sub-clause (i) and (ii), as would not restrict, prohibit or impair the performance by Transocean of its obligations under this Agreement.

(c)               Transocean has taken and will take any and all action necessary (including, as applicable, the adoption of relevant resolutions by the Transocean Board) to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provisions under the Transocean Constitutional Documents, or any applicable “fair price,” “moratorium,” “interested shareholder,” “control share acquisition,” “business combination” or other anti-takeover Law or similar Law enacted under state or federal Law, that is or could become applicable to any of Transocean, the Valaris Shareholders and their affiliates, this Agreement and the transactions contemplated hereby, and the Business Combination Agreement and the transactions contemplated thereby.

(d)               As of the date hereof, there are no Proceedings pending or, to the knowledge of Transocean, threatened against Transocean or any of its affiliates that would impair the ability of Transocean to consummate the transactions contemplated by the Business Combination Agreement.

Section 6.          Certain Covenants of the Parties. Prior to the Termination Date, and except as contemplated hereby, each Valaris Shareholder shall not, directly or indirectly, (a) tender any Covered Shares into any tender or exchange offer or (b) knowingly sell, transfer, offer, exchange, pledge, hypothecate, grant, encumber, assign or otherwise dispose of or encumber (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of its Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of Law, or through the granting of any proxies or powers of attorney, in connection with a voting trust or voting agreement) to any Person (i) that such Valaris Shareholder has actual knowledge is engaged in the business of providing offshore contract drilling services or (ii) that such Valaris Shareholder has actual knowledge is acquiring the Covered Shares in order to oppose the Valaris Transaction Resolution at any meeting of the shareholders of Valaris relating to the approval of the Transaction on the terms provided in the Business Combination Agreement.  Notwithstanding anything to the contrary set forth herein, nothing in this Agreement will restrict any Valaris Shareholder from engaging in or consummating or entering into any agreement, arrangement or understanding to engage in or consummate any open market transactions with respect to the Covered Shares. Each Valaris Shareholder hereby covenants and agrees that from and after the date hereof until the Termination Date, each Valaris Shareholder agrees that it shall not take any action, in his, her or its capacity as a shareholder of Valaris, that Valaris is then-prohibited from taking pursuant to Sections 7.1(b)(i), (iii) or (iv) (Covenants Regarding Non-Solicitation) of the Business Combination Agreement (dated as of the date hereof), subject to the terms and conditions therein.

Section 7.          Valaris Shareholder Capacity. This Agreement is being entered into by each Valaris Shareholder solely in its, his or her capacity as a beneficial owner of the Covered Shares, and, notwithstanding any other provision in this Agreement to the contrary, nothing in this Agreement shall restrict or limit the ability of such Valaris Shareholder or any affiliate, director, officer or employee of such Valaris Shareholder who is a director, officer or employee of Valaris to take any action in his or her capacity as a director, officer or employee of Valaris, including the exercise of fiduciary duties to Valaris or its shareholders. Transocean agrees that no Valaris Shareholder shall be liable in his, her or its capacity as a shareholder of Valaris for claims, losses, damages, expenses, liabilities or obligations arising under the Business Combination Agreement. Notwithstanding anything to the contrary herein, this Agreement may only be enforced against, and any claim or cause of action based upon, or arising under, this Agreement may only be brought against, the persons that are expressly named as parties hereto and their respective successors and assigns.

Section 8.          [Reserved]

Section 9.          Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants and agreements of the Valaris Shareholders contained herein shall not survive the Termination Date, other than those contained within the provisions that the parties have agreed will survive the termination of this Agreement pursuant to Section 3.

Section 10.      Notices. Any notice, consent or other communication that is required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be delivered (and shall be deemed to have been duly given upon receipt) by hand delivery, prepaid overnight courier (providing written proof of delivery) or email (provided that the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email) to the Party to whom it is addressed, as follows:

if to Transocean:

Turmstrasse 30
CH-6312 Steinhausen
Switzerland
Attention: Sandro Thoma
Email: [*]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
390 Madison Avenue
New York, New York 10017
Attention: Peter Cohen-Millstein; Megan Ridley-Kaye
Email:    peter.cohen-millstein@hoganlovells.com;

megan.ridley-kaye@hoganlovells.com

if to the Valaris Shareholders, to the address(es) set forth on the signature page to this Agreement.

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue

New York, New York 10017
Attention: Lee C. Parnes
Email: lee.parnes@davispolk.com

Section 11.      Interpretation.

(a)               When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Schedule or Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

(b)               The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement,” “hereof,” “herein,” “hereto” and “hereunder” and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

(c)               Words importing the singular number include the plural and vice versa, and words importing the use of any gender include all genders. Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation.” The use of the words “either,” “or,” “neither,” “nor” and “any” shall not be exclusive, unless context requires otherwise. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

Section 12.      Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof and thereof.

Section 13.      No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Valaris, which shall be and hereby is, an express third-party beneficiary of this Agreement.

Section 14.      Governing Law. This Agreement and all claims and causes of action based upon, arising out of or in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 15.      Submission to Jurisdiction. Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of (x) any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 15, or (y) Valaris, as an express third-party beneficiary of this Agreement, to initiate proceedings in the courts of Bermuda for the purpose of giving effect to Section 6(b) hereof.

Section 16.      Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 17.      Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, subject to the limitations contained in this Section 17, each party shall be entitled to specific performance, or other equitable relief, and to enforce specifically the terms and provisions hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware located in New Castle County, Delaware or any federal court located in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity, without any requirement to post security as a prerequisite to obtaining equitable relief. Each party agrees that it shall not oppose the granting of specific performance and other equitable relief on the basis that the other party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity.

Section 18.      Severability.

(a)               If any one or more of the provisions (or any part thereof) of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Authority, such provision or provisions (or part or parts thereof) shall be, and shall be conclusively deemed to be, as to such jurisdiction, severable from the balance of this Agreement and:

(i)      the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired by the severance of the provisions (or parts thereof) so severed; and

(ii)      the invalidity, illegality or unenforceability of any provision (or part thereof) of this Agreement in any jurisdiction shall not affect or impair such provision (or part thereof) or any other provisions of this Agreement in any other jurisdiction.

Upon any determination that any term or other provision in this Agreement is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

Section 19.      [Reserved]

Section 20.      Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 21.      Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BUSINESS COMBINATION, ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 21.

Section 22.      Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by signatures delivered by facsimile or email, and a copy hereof that is executed and delivered by a party by facsimile or email (including in .pdf format) will be binding upon that party to the same extent as a copy hereof containing that party’s original signature.

Section 23.      No Presumption Against Drafting Party. Transocean and the Valaris Shareholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Transocean Ltd.

By:	/s/ Sandro Thoma
Name: Sandro Thoma
Title: Corporate Secretary

[Signature Page to Support Agreement]

OHA DIVERSIFIED CREDIT STRATEGIES FUND MASTER, L.P.

By:	OHA Diversified Credit Strategies GenPar, LLP, its general partner

By:	OHA Global GenPar, LLC its managing partner

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 85,954

[Signature Page to Support Agreement]

NORTHWELL HEALTH, INC.

By:	Oak Hill Advisors, L.P. as Investment Manager

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 5,659

[Signature Page to Support Agreement]

Superannuation Funds Management Corporation of South Australia, In its capacity as trustee of the Credit Union Trust

By:	Oak Hill Advisors, L.P. as Manager

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 11,432

[Signature Page to Support Agreement]

OCA OHA CREDIT FUND LLC an individual series of OCA Investment Partners LLC

By:	Oak Hill Advisors, L.P. as Investment Manager

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 15,243

[Signature Page to Support Agreement]

OHA ENHANCED CREDIT STRATEGIES MASTER FUND, L.P.

By:	OHA Enhanced Credit Strategies GenPar, LLP, its general partner

By:	OHA Global GenPar, LLC its managing partner

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 12,653

[Signature Page to Support Agreement]

ILLINOIS STATE BOARD OF INVESTMENT

By:	Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 12,990

[Signature Page to Support Agreement]

OHAT CREDIT FUND, L.P.

By:	OHAT Credit GenPar, LLP, its general partner

By:	OHA Global GenPar, LLC, its managing partner

By	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 14,357

[Signature Page to Support Agreement]

FUTURE FUND BOARD OF GUARDIAN

By:	Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 34,980

[Signature Page to Support Agreement]

INDIANA PUBLIC RETIREMENT SYSTEM

By:	Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 73,547

[Signature Page to Support Agreement]

OHA CENTRE STREET PARTNERSHIP, L.P.

By:	OHA Centre Street GenPar, LLC, its general partner

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 285,452

[Signature Page to Support Agreement]

OHA KC CUSTOMIZED CREDIT MASTER FUND, L.P.

By:	OHA KC Customized Credit GenPar, LLC, its general partner

By:	OHA Global PE GenPar, LLC, its managing partner

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 311,315

[Signature Page to Support Agreement]

OHA ARTESIAN CUSTOMIZED CREDIT FUND I, L.P.

By:	OHA Artesian Customized Credit Fund I, GenPar, LLP, its general partner

By:	OHA Global PE GenPar, LLC, its managing partner

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 16,260

[Signature Page to Support Agreement]

OHA TACTICAL INVESTMENT MASTER FUND, L.P.

By:	OHA Tactical Investment GenPar, LLP, its general partner

By:	OHA Global PE GenPar, LLC, its managing partner

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 1,482,266

[Signature Page to Support Agreement]

OHA SA CUSTOMIZED CREDIT FUND, L.P.

By:	OHA SA Customized Credit GenPar, LLP, its general partner

By:	OHA Global PE GenPar, LLC, its managing partner

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 206,339

[Signature Page to Support Agreement]

OHA BLACK BEAR FUND, L.P.

By:	OHA Black Bear GenPar, LLP, its general partner

By:	OHA Global PE GenPar, LLC, its managing partner

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 54,612

[Signature Page to Support Agreement]

OHA STRATEGIC CREDIT MASTER FUND II, L.P.

By:	OHA Strategic Credit II GenPar, LLP, its general partner

By:	OHA Global PE GenPar, LLC, its managing partner

By:	/s/ William H. Bohnsack, Jr.
Name: William H. Bohnsack, Jr.
Title: Authorized Signatory

Address:	One Vanderbilt Ave., 16th Floor New York, NY 10017

Email:	[*]

with a copy (which shall not constitute notice) to:

Owned Shares: 2,137,906

[Signature Page to Support Agreement]